UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2022

Great Elm Group, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39832	85-3622015
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Street, Suite 230, Waltham, MA	02453
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 375-3006

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	GEG	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Great Elm Group, Inc. (the “Company”) is filing this Current Report on Form 8-K to recast certain information in its Annual Report on Form 10-K for the fiscal year ended June 30, 2021, filed with the Securities and Exchange Commission (the “SEC”) on September 21, 2021 (the “Form 10-K”). The recast consolidated financial statements include the Company’s consolidated balance sheets as of June 30, 2021 and 2020, the related consolidated statements of operations, stockholders’ equity and contingently redeemable non-controlling interest, and cash flows for each of the two years in the period ended June 30, 2021. As recast, this financial information reflects the Company’s retrospective early adoption, as of July 1, 2021, of a new accounting pronouncement, Accounting Standards Update No. 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”).

ASU 2020-06 simplifies the accounting for convertible instruments by eliminating certain separation models.  Under ASU 2020-06, a convertible debt instrument will generally be reported as a single liability at its amortized cost with no separate accounting for embedded conversion features.  Consequently, the interest rate of convertible debt instruments will be closer to the coupon interest rate.  In addition, ASU 2020-06 eliminates the treasury stock method to calculate diluted earnings per share for convertible instruments and requires the use of the if-converted method.  The guidance in ASU 2020-06 is effective for fiscal years beginning after December 31, 2023, including interim periods within those fiscal years.  Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years.  The Company adopted ASU 2020-06 on July 1, 2021 using the full retrospective method.

Prior to adoption of ASU 2020-06, under Accounting Standards Codification 470-20, Debt with Conversion and Other Options (“ASC 470-20”), the Company had separately accounted for the liability and equity components upon the original issuance of the Company’s 5.0% Convertible Senior PIK Notes Due 2030 (the “Convertible Notes”) in February 2020 due to the existence of a temporary cash conversion feature. Under ASC 470-20, the equity component of the Convertible Notes was recorded as additional paid-in capital within stockholders’ equity on the Company’s consolidated balance sheet and generated an original issue discount on the carrying value of the Convertible Notes. As a result, prior to the adoption of ASU 2020-06, the Company recorded a greater amount of non-cash interest expense as the discounted carrying value is accreted up to their face value over the Convertible Notes term.  Under the full retrospective method, the prior period consolidated financial statements have been retrospectively adjusted to reflect the adoption of the accounting standard in those periods.

The following information included in the Form 10-K has been changed or retrospectively adjusted from its original presentation:

•	Part II, Item 7. Management Discussion and Analysis of Financial Condition and Results of Operations

•	Part II, Item 8. Financial Statements and Supplementary Data

The recast consolidated financial information contained in Exhibit 99.2 hereto does not represent a restatement of the Company’s previously issued consolidated financial statements that were included in the Form 10-K.

In addition, on April 19, 2022, Great Elm Capital Corp. (“GECC”) filed Amendment No. 1 to its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (“GECC Form 10‑K Amendment”) to, among other things, provide a revised report of independent registered public accounting firm to add descriptive language regarding a critical audit matter identified within Item 8. The GECC Form 10‑K Amendment contained no changes to the audited financial statements. GECC’s audited financial statements are incorporated by reference herein as Exhibit 99.3 to this Current Report on Form 8-K.

Except as specifically noted herein and in the attached exhibits, this Current Report on Form 8-K does not reflect events or developments that occurred after September 21, 2021, the date on which the Company filed the Form 10-K with the SEC, and does not modify, update or amend the disclosures in any way other than as described above and set forth in the exhibits hereto. More current information is contained in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2022 and other filings with the SEC. The information in this Current Report on Form 8-K should be read in conjunction with the Form 10-K. Revisions to the Form 10-K included in this Current Report on Form 8-K as noted above supersede the corresponding portions of the Form 10-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
23.1	Consent of Grant Thornton LLP
23.2	Consent of Deloitte & Touche LLP
99.1	Recast of Part II, Item 7. Management Discussion and Analysis of Financial Condition and Results of Operations of the Company’s Form 10-K
99.2	Recast of Part II, Item 8. Financial Statements and Supplementary Data of the Company’s Form 10-K
99.3	Audited financial statements of GECC (incorporated by reference to Amendment No. 1 to GECC's Annual Report on Form 10-K filed on April 19, 2022 (File No. 814-01211))
104	The cover page from this Current Report on Form 8-K, formatted as inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT ELM GROUP, INC.

Date: May 5, 2022	/s/ Brent J. Pearson
By: Brent J. Pearson
Title: Chief Financial Officer & Chief Accounting Officer